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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2005

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On May 5, 2005, Health Care REIT, Inc. issued a press release that announced operating results for its first quarter ended March 31, 2005. The press release is posted on the Company’s Web site (www.hcreit.com) under the heading Press Releases. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report.

Item 8.01 Other Events.

On May 5, 2005, the Company issued a press release that announced the results of its tender offer for any and all of its $100 million aggregate principal amount of 7.625% senior notes due March 2008, the redemption of all of its $50 million aggregate principal amount of 8.17% senior notes due March 2006 and the initiation of the redemption of $122.5 million of its outstanding $175 million aggregate principal amount of 7.5% senior notes due August 2007. The press release is posted on the Company’s Web site (www.hcreit.com) under the heading Press Releases. A copy of the press release has been furnished as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

99.1	Press release dated May 5, 2005

99.2	Press release dated May 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN

George L. Chapman

Its: Chairman of the Board and Chief Executive Officer

Dated: May 5, 2005